UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 7, 2016

AUTHENTIDATE HOLDING CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Dr.
Gainesville, GA 30504
(Address and zip code of principal executive offices)

1-888-661-0225
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 7, 2016, the Board of Directors of Authentidate Holding Corp. (the “Company”) adopted Amended and Restated By-laws, effective as of December 7, 2016. The Amended and Restated By-laws, among other things:

•	Amend Section 2.6(d) (formerly Section 2.6.4) in connection with the procedures that the Company will follow in providing notice of stockholders’ meetings to the Company’s stockholders;
•	Amend Section 2.6(f) (formerly Section 2.6.7) and add new Section 2.6(k) to clarify the notice and procedural requirements for adjourning meetings of stockholders to another time and place;
•	Amend the procedures and requirements necessary for stockholders to follow in providing advance notice of stockholder business at stockholder meetings (formerly Section 2.6.5 and now set forth at Section 2.7 of the Amended and Restated By-laws);
•	Add new Section 2.9 (formerly Section 2.6.4) to expressly provide for the giving of notice of any meeting of stockholders by way of electronic transmission;
•	Amend Section 3.3 concerning the maximum number of directors constituting the Board;
•	Amend Section 3.4 concerning the procedures and substantive disclosure requirements necessary for a stockholder to comply with in connection with nominating an individual for election to the Company’s Board of Directors. The additional disclosure requirements enhance the information regarding nominees and are designed to facilitate the ability of other stockholders to make an informed decision regarding any such nomination;
•	Add new Section 3.9 concerning the ability of individual Board members to waive notice of meetings by electronic transmission (formerly Section 4.2 of the By-laws addressed the procedures for waiving notice);
•	Add new Section 3.10 concerning the ability of Board members to consent to action taken without a meeting by way of electronic transmission, as well as to provide for the filing of those consents electronically if the minutes are maintained in electronic form (formerly Section 3.12 of the By-laws addressed the ability of the Board to take action on written consent);
•	Add new Section 3.13 to provide that, unless otherwise determined by the Board, neither the chairman of the Board nor any co-chairman or vice chair of the Board shall be considered an officer of the Company solely by virtue of such position;
•	Amend the procedures and other requirements concerning the designation of committees of the Board and providing for additional details regarding the procedures to be followed by such committees (formerly Section 3.9 and now set forth in Article IV of the Amended and Restated By-laws);
•	Relocate the provisions of former Article IV, regarding notice and waiver of meetings, to Sections 3.9 and 7.9 of the Amended and Restated By-laws;
•	Amend Article V concerning the descriptions of the roles and duties of officers of the Company;
•	Add new Section 6.1 to provide for electronic storage of the Company’s records and to incorporate the procedures applicable to stockholders that may wish to review the Company’s records (the provisions of former Article VI, which concerned general provisions, were relocated to Sections 7.1 to 7.5 of the Amended and Restated By-laws);
•	Add new Sections 7.6 to 7.9 concerning the execution of corporate contracts and instruments; construction and definition of certain terms of the Amended and Restated By-laws; registered stockholders; and waiver of notice of meetings;
•	Add new Section 7.10 to provide for an exclusive forum selection provision, which specifies that unless the Company consents in writing to an alternative forum, a state or federal court located within the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company or the Company's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine;
•	Relocate former Article VII concerning amendments to the By-laws to new Section 10.2;
•	Add new Article VIII to expressly provide for notices to stockholders by electronic transmission;
•	Amend and relocate former Article VIII to new Article IX concerning the procedures applicable to, and the scope of, the Company’s ability to provide for indemnification of its directors, officers, and employees.

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Under the amended advance notice provisions of Sections 2.7 and 3.4, any stockholder proposal or director nomination submitted in connection with the Company’s next annual meeting of stockholders must be received no earlier than the close of business on the 90th day, nor later than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed (other than as a result of adjournment) by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth (10th) day following the date on which such notice of the date of such meeting was mailed or public announcement of the date of such meeting is first made.

The foregoing description of the Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated By-laws filed as Exhibit 3.1 hereto, which is hereby incorporated into this report by reference.

Item 9.01	FINCANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is attached to this Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Authentidate Holding Corp.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ Hanif Roshan
	Name:	Hanif Roshan
	Title:	Chief Executive Officer
Date: December 13, 2016

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Authentidate Holding Corp.

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